Exhibit 10.8

Execution Version

FIRST AMENDMENT
TO THE ELDRIDGE BACK-STOP LETTER AGREEMENT

This FIRST AMENDMENT (this “Amendment”) to the Eldridge Back-Stop Letter Agreement (the “Back-Stop Letter”), dated as of October 11, 2022, by and between Flexjet, Inc., a Delaware corporation (“Flexjet”), and Eldridge Industries, LLC, a Delaware limited liability company (the “Eldridge”), is entered into as of December 16, 2022 by and between Flexjet and Eldridge. Each of Flexjet and Eldridge may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to Section 4(d) of the Back-Stop Letter, the Parties desire to amend the Back-Stop Letter as set forth in this Amendment, subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Definitions. Capitalized terms used but not defined in this Amendment shall have the respective meanings given to such terms in the Back-Stop Letter.

2.Amendments.

A.The second paragraph of the preamble to the Back-Stop Letter is hereby amended and replaced in its entirety with the following:

On the terms and subject to the conditions set forth in this letter agreement (as amended, this “Agreement”), Eldridge hereby commits and agrees to execute and deliver, or to cause one of its Affiliates to execute and deliver, a Subscription Agreement, substantially in the form attached hereto as Exhibit A (or such other form as is contemplated by Section 1, the “Subscription Agreement”) pursuant to which it shall purchase shares of Flexjet Common Stock, par value $0.0001 per share (the shares of Flexjet Common Stock to be purchased by Eldridge or its Affiliate under the Subscription Agreement, the “Eldridge Subscribed Stock”), at a purchase price of $10.00 per share of Flexjet Common Stock, for an aggregate purchase price equal to the aggregate amount payable with respect to all SPAC Share Redemptions up to $149,000,000 (the “Back-Stop Amount”). The Back-Stop Amount shall be reduced dollar-for-dollar to the extent the sum of (x) the aggregate amount of subscriptions for shares of Flexjet Common Stock made by additional PIPE Investors other than Eldridge or any of its Affiliates after the date hereof and (y) the Back-Stop Amount would exceed $279,000,000 in the aggregate.  Eldridge shall not, under any circumstances, be obligated to purchase, or to cause any of its Affiliates to purchase, any shares of Flexjet Common Stock for an aggregate purchase price in excess of $149,000,000 in connection with this Agreement.

B.The first sentence of Section 2 (Back-Stop Commitment Fee) of the Back-Stop Letter is hereby amended and replaced in its entirety with the following:

As consideration for the obligation of Eldridge hereunder to enter into the Subscription Agreement and to purchase the Eldridge Subscribed Stock at the Closing thereunder, Flexjet agrees to pay to Eldridge at the Closing a fee equal to 3% of the Back-Stop Amount actually funded by

Eldridge or its Affiliates under the Subscription Agreement (such fee amount not to exceed $4,350,000 in the aggregate) (the “Back-Stop Commitment Fee”).

3.Miscellaneous.

A.Miscellaneous.  The terms and conditions set forth in Sections 4(b) through (e) of the Back-Stop Letter are hereby incorporated by reference, mutatis mutandis, to this Amendment.

B.Remaining Provisions. Except as expressly amended hereby, the terms, conditions and other provisions of the Back-Stop Letter shall remain unmodified and in full force and effect in accordance with their respective terms.  All references to the Back-Stop Letter in this or any other document shall be deemed to mean the Back-Stop Letter as modified by the terms of this Amendment.

C.Entire Agreement; Conflict. As between the Parties with respect to the subject matter hereof, (i) this Amendment and the Back-Stop Letter represent the entire agreement between the Parties and supersedes any previous agreement or understanding and (ii) in the event of any conflict or inconsistency between the terms of this Amendment and the terms of the Back-Stop Letter, the terms of this Amendment shall control.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be duly executed as of the date first written above.

FLEXJET, INC.

By:	/s/ Kenneth C. Ricci
Name:	Kenneth C. Ricci
Title:	President and Chairman

Signature Page to First Amendment to Eldridge Back-Stop Letter Agreement

ELDRIDGE INDUSTRIES, LLC

By:	/s/ Todd L. Boehly
Name: Todd L. Boehly
Title Chief Executive Officer

Signature Page to First Amendment to Eldridge Back-Stop Letter Agreement